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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE

$150,000.00                                                      October 7, 2004

     FOR VALUE RECEIVED, the undersigned, U.S Gas & Electric, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Big Apple Energy, LLC, a Nevada limited liability company ("Holder"), which term shall herein in every instance refer to any owner or holder of this Note, the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) ("Principal Amount"), or so much of the principal amount as shall be outstanding, together with interest on the principal hereof from time to time outstanding from the date hereof until maturity at the per annum rate hereinafter stated, said principal and interest being payable in lawful money of the United States of America at the offices of Holder, or at such other place which Holder may hereafter designate in writing.

     The unpaid principal amount from time to time outstanding on this Note shall bear interest at a fixed per annum rate of seven percent (7.00 %) per annum. After maturity (whether by acceleration in the event of default or otherwise), all amounts outstanding hereunder shall bear interest at the highest rate permitted by applicable law. Interest on this Note shall be calculated on a per annum basis of 365 or 366 days, as the case may be.

     All sums paid hereon shall be applied first to accrued and unpaid interest, and the remainder, if any, to the reduction of the principal balance hereof.

     All accrued and unpaid interest hereunder shall be due and payable hereunder on the last business day of each and every consecutive month during the term of this Note, commencing on the last day of October, 2004.

     The outstanding principal balance of this note, plus all accrued and unpaid interest hereunder, shall be due and payable on October 6, 2005.

     Maker shall have the privilege to prepay this Note at any time, and from time to time, in whole or in part, without penalty or fee. Any prepayment of principal under this Note shall include accrued interest to the date of prepayment on the principal amount being prepaid.

     In the case of an Event of Default (as defined below) this Note shall be automatically due and payable, upon which no demand or declaration shall be required, whereupon the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall thereupon at once mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Maker.

     The occurrence of any one or more of the following events with regard to Maker shall constitute an Event of Default hereunder:

     (A)  Maker shall fail to pay when due the principal or interest hereunder;
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     (B)  Maker shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of itself or any of its creditors; or

     (C) A receiver or trustee shall be appointed for the Maker or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Maker and such receiver or trustee shall not be discharged within sixty (60) days of his appointment, or Maker shall discontinue business or materially change the nature of its business.

     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, it is agreed that, notwithstanding any provision of this Note to the contrary, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, or any agreement entered into in connection with this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Holder (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Holder); (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the Highest Lawful Rate (defined below). All sums paid, or agreed to be paid, to Holder for the use, forbearance and detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness described in this Note, until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. The maximum lawful interest rate, if any, referred to in this paragraph that may accrue pursuant to this Note is referred to herein as the "Highest Lawful Rate."

     Maker agrees to pay, in addition to all other amounts owing hereunder, all of Holder's expenses and costs of collection of this Note, including reasonable attorneys' fees and paralegal fees incurred by Holder, including incurred in all bankruptcy proceedings and in all appeals.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal banking holiday, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

     This Note shall be construed in accordance with and governed by the laws of the State of Florida and of the United States of America, without giving effect to principals of conflict of laws.

     THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR CLAIM BASED HEREIN, OR ARISING OUT OF, UNDER OR IN


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CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN
CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THE LOAN EVIDENCED BY THIS NOTE.

                                        MAKER:

                                        U.S. GAS & ELECTRIC, INC.


                                        By:  /s/ Doug Marcille
                                            ------------------------------------
                                            Doug Marcille

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